Exhibit 10.1

INFUSYSTEM HOLDINGS, INC.

2014 EQUITY PLAN

(As Amended Through May 15, 2019)

1.             Purpose of the Plan

The purpose of this InfuSystem Holdings, Inc. 2014 Equity Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. Any Performance Award granted under this Plan on or before November 2, 2017 and intended to qualify as “performance-based” compensation under Code Section 162(m) and the regulations thereunder, shall be subject to the terms and conditions of this Plan as in effect on November 2, 2017. This Plan is also intended to replace the Company’s 2007 Stock Incentive Plan and no new grants will be made under such prior plan on or after the effective date of this Plan.

2.            Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1 “Award” means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the Compensation Committee of the Board or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7 “Company” means InfuSystem Holdings, Inc., a company organized under the laws of the state of Delaware.

2.8 “Market Value” means the average closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s common stock reported on the Company’s principal stock exchange or market system for the five (5) most recent trading days prior to the date of grant. In the event that the Company’s common stock is not listed or quoted on a national or regional stock exchange or market system, the Committee will determine the Market Value in accordance with reasonable procedures established by the Committee, without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto.

2.9 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.10 “Participant” means any employee or director of the Company or any Subsidiary, or any other individual or entity who has been granted an Award under the Plan.

2.11 “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934.

2.12 “Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7. Any Shares issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

2.13 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company, including any entity that is a member of the Company’s “controlled group” (as defined in Code Section 414(b) (as modified by Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D)).

3.            Administration

3.1 Committee. The Committee shall administer the Plan. At any time that a member of the Committee is not a Qualified Member any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.            Awards

4.1 Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

4.2 Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

4.4 Terms and Conditions of Options. Except as otherwise set forth in Section 4.5 below, the exercise price, purchase price or grant price (collectively, the “exercise price”) of any Award granted as an option to purchase Shares or a stock appreciation right shall be determined by the Committee, but in no event shall be less than the Market Value of a Share on the date of grant. Except as otherwise permitted by Section 7 below, the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new Award with a lower (or no) purchase price or for cash, without stockholder approval. No options to purchase Shares nor any other Awards shall be issued under the Plan to a Participant in payment of all or any portion of the exercise price and/or tax withholding obligation owed in payment for any option to purchase Shares or other Award; provided, however, that this provision shall neither limit the cashless exercise of any option to purchase Shares or other Award nor prevent a Participant from surrendering Shares to the Company under an Award as payment for tax withholding obligations.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

5.            Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees. The Committee may determine that an Award to be granted to an eligible person should be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5.1 (a “Performance Award”).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. The performance goals for Performance Awards shall be based exclusively on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures:

(1) pre-tax or after-tax net income,

(2) pre-tax or after-tax operating income,

(3) gross revenue,

(4) profit margin,

(5) stock price (including market capitalization),

(6) cash flow(s),

(7) market share,

(8) pre-tax or after-tax earnings per share,

(9) pre-tax or after-tax operating earnings per share,

(10) expenses,

(11) return on equity,

(12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the period set forth in Section 5.1(c)). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

(c) Performance Period; Establishment of Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, adjust, upwards or downwards, the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing.

6.            Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 4,000,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. For purposes of calculating Shares remaining available for issuance under the Plan, each Share granted to a Participant as an Award of Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture (i.e., “restricted stock”) from and after the date of the amendment and restatement of this Plan (i.e., August 14, 2013) shall reduce the total remaining Shares available for grant under the Plan at a rate of two Shares per one restricted share granted; all other Awards under this Plan shall reduce the total remaining Shares available for grant under the Plan at a rate of one Share per one Share subject to such Award.

6.2 Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant, other than a Non-Employee Director, may be granted Awards that relate to more than 500,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards. In any calendar year, no Participant, other than a Non-Employee Director, may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a fair value in excess of $500,000 (as determined under applicable accounting principles).

6.4 Non-Employee Director Limitation on Awards. In any calendar year after December 31, 2017, no Non-Employee Director may be granted Awards with a fair value in excess of $200,000. For purposes of this limitation, the maximum number of Shares that may be granted is a quotient, the numerator of which is the $200,000 limitation value, and the denominator of which is the grant date fair value of the Award (as determined under applicable accounting principles), rounded down to the nearest whole Share. If the ultimate payable number of Shares is a function of future achievement of performance targets, the fair value of the Award shall be determined assuming maximum performance was achieved.

7.            Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, annual and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as is equitable and appropriate in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.            General Provisions

8.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. Each Participant is responsible for all taxes to which such Participant may be subject in connection with an Award. The Company will not reimburse a Participant for any taxes imposed on Participant in connection with an Award.

8.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Effective Date and Termination. The Plan shall be effective upon the date the Company’s stockholders initially approve the Plan. The Plan shall automatically terminate on the tenth anniversary of the later of the date the Company’s stockholders initially approve the Plan or the date of any subsequent shareholder approval of the Plan; provided that the Board in sole discretion may choose to terminate the Plan as of any earlier date. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.